Exhibit 21
Subsidiaries

State of
Incorporation/
Subsidiary	Organization	Name(s) under which doing business
CareMeridian, LLC	Delaware
Center for Comprehensive Services, Inc.	Illinois	NeuroRestorative Avalon Park
NeuroRestorative Carbondale
NeuroRestorative Florida
NeuroRestorative Illinois
NeuroRestorative Kentucky
NeuroRestorative Maryland
NeuroRestorative Massachusetts
NeuroRestorative Tennessee
Cornerstone Living Skills, Inc.	California
Family Advocacy Services, LLC	Delaware	New Visions Academy
First Step Independent Living Program, Inc.	California
Horrigan Cole Enterprises, Inc.	California	Cole Vocational Services
Illinois Mentor, Inc.	Illinois
Institute for Family Centered Services, Inc.	Virginia	IFCS of Maryland a/k/a Institute for Family Centered Services
Lakeview Healthcare Systems, Inc.	New Hampshire
Lakeview Ocean State, Inc.	Delaware
Lakeview Waterford, Inc.	Delaware
Loyd’s Liberty Homes, Inc.	California
Massachusetts Mentor, Inc.	Massachusetts	NeuroRestorative Massachusetts
Mentor ABI, LLC	Delaware	Hammond Place
NeuroRestorative Arkansas
NeuroRestorative Louisiana
NeuroRestorative Maine
NeuroRestorative New Hampshire
NeuroRestorative Ohio
NeuroRestorative Pennsylvania
NeuroRestorative Rhode Island
NeuroRestorative San Antonio
NeuroRestorative Texas
NeuroRestorative Timber Ridge
NeuroRestorative Virginia

State of
Incorporation/
Subsidiary	Organization	Name(s) under which doing business
Mentor Management, Inc.	Delaware
Mentor Maryland, Inc.	Maryland
National Mentor Healthcare, LLC	Delaware	Alabama Mentor
Arizona Mentor
California Mentor
Creative Home Programs
Delaware Mentor
National Mentor Healthcare, LLC (continued)		Florida Mentor
Georgia Mentor
Indiana Mentor Adult Foster Care
Indiana Mentor
Louisiana Mentor
New Jersey Mentor
North Carolina Mentor
Pennsylvania Mentor
Rhode Island Mentor
Texas Mentor
National Mentor Holdings, LLC	Delaware
National Mentor Services Holdings, LLC	Delaware
National Mentor Services, LLC	Delaware	Family Advocacy Services
FAS Virginia
Kansas Mentor
Mentor Oregon
Missouri Mentor

State of
Incorporation/
Subsidiary	Organization	Name(s) under which doing business
National Mentor, LLC	Delaware
NeuroRestorative Associates, Inc.	Arkansas
New Provider, LLC	Delaware
Ohio Mentor, Inc.	Ohio
Progressive Living Units Systems — New Jersey, Inc.	New Jersey	NeuroRestorative New Jersey
PLUS
REM Arizona Rehabilitation, Inc.	Arizona
REM Arrowhead, Inc.	Minnesota
REM Central Lakes, Inc.	Minnesota
REM Community Options, LLC	West Virginia
REM Community Payroll Services, LLC	Minnesota
REM Connecticut Community Services, Inc.	Connecticut
REM Consulting of Ohio, Inc.	Ohio
REM Developmental Services, Inc.	Iowa
REM Heartland, Inc.	Minnesota
REM Hennepin, Inc.	Minnesota
REM Home Health, Inc.	Minnesota
REM, Inc.	Minnesota
REM Indiana Community Services, Inc.	Indiana
REM Indiana Community Services II, Inc.	Indiana
REM Indiana, Inc.	Indiana
REM Iowa Community Services, Inc.	Iowa
REM Iowa, Inc.	Iowa
REM Management, Inc.	Minnesota
REM Maryland, Inc.	Maryland
REM Minnesota Community Services, Inc.	Minnesota
REM Minnesota, Inc.	Minnesota
REM Nevada, Inc.	Nevada
REM New Jersey, Inc.	New Jersey
REM New Jersey Properties, Inc.	New Jersey
REM North Dakota, Inc.	North Dakota
REM North Star, Inc.	Minnesota

State of
Incorporation/
Subsidiary	Organization	Name(s) under which doing business
REM Ohio, Inc.	Ohio
REM Ohio Waivered Services, Inc.	Ohio
REM Ramsey, Inc.	Minnesota
REM River Bluffs, Inc.	Minnesota
REM South Central Services, Inc.	Minnesota
REM Southwest Services, Inc.	Minnesota
REM Utah, Inc.	Utah
REM West Virginia, LLC	West Virginia
REM Wisconsin, Inc.	Wisconsin	NeuroRestorative Wisconsin
REM Wisconsin II, Inc.	Wisconsin
REM Wisconsin III, Inc.	Wisconsin
REM Woodvale, Inc.	Minnesota
Rockland Child Development Services, Inc.	New York
South Carolina Mentor, Inc.	South Carolina
Transitional Services, LLC	Indiana
Unlimited Quest, Inc.	California